Exhibit 99.3

Termination of Group Agreement

Each of the undersigned hereby terminates that certain Group Agreement, dated March 10, 2016, relating to Sparton Corporation to the extent the undersigned is a party thereto, effective immediately.

May 4, 2016

Engine Capital, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Jet Capital, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Capital Management, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Investments, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

Norwood Capital Partners, LP

By:	Norwood Investment Partners, LP its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Partner

Norwood Investment Partners, LP

By:	Norwood Investment Partners GP, LLC its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Member

Norwood Investment Partners GP, LLC

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Member

/s/ Charles H. Hoeveler
CHARLES H. HOEVELER